UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 10, 2016

BLUE BIRD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-36267	46-3891989
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

402 Blue Bird Boulevard, Fort Valley, Georgia		31030
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(478) 822-2801

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a)
On March 10, 2016, Blue Bird Corporation, a Delaware corporation (the “Company”), held its annual meeting of stockholders. The Company solicited proxies for the meeting pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

(b) and (d)
The only matter voted upon by stockholders at the annual meeting was the election of directors. Three Class II nominees for election to the Company’s board of directors as listed in the Company’s proxy statement were elected for three-year terms, with the results of the voting as follows:

Term Expires
(at annual meeting
Nominee        of stockholders)    Votes For        Votes Withheld

Chan W. Galbato    2019            18,928,624        65,607
Adam Gray        2019            18,978,212        16,019
Daniel J. Hennessy    2019            17,436,974        1,557,257

As indicated in the above table, Chan Galbato, Adam Gray, and Daniel Hennessy were elected as Class II directors for terms expiring at the Company’s 2019 annual meeting of stockholders. The terms of the following Class I directors will continue until the 2018 annual meeting of stockholders: Gurminder S. Bedi, Dennis Donovan, and Alan H. Schumacher. The terms of the following Class III directors will continue until the 2017 annual meeting of stockholders: Phil Horlock and Dev Kapadia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE BIRD CORPORATION

Dated: March 10, 2016                    By: /s/ Paul Yousif
                        Name:    Paul Yousif
Title:    Vice President of Legal Affairs / Corporate Treasurer / Corporate Secretary